UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2014

CANCER GENETICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware 001-35817 04-3462475
(State or Other (Commission (IRS Employer
Jurisdiction of File Number) Identification No.)
Incorporation)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Directors. On December 2, 2014, the board of directors (the “Board”) of Cancer Genetics, Inc. (the “Company”) appointed Geoffrey Harris and Howard McLeod to serve on the Board of Directors, effective on December 8, 2014.

Mr. Harris is a managing partner of c7 Advisors (a money management and healthcare advisory firm). From 2011 to 2014 he served as a managing director and co-head of the healthcare investment banking group at Cantor Fitzgerald, and from 2009-2011, he held a similar position at Gleacher & Company. Mr. Harris is also currently on the board of directors of American Care Source (Nasdaq:ANCI), a healthcare services company. It is anticipated that Mr. Harris will serve on the audit committee of the Company’s Board.

Dr. McLeod is the Medical Director of the DeBartolo Family Personalized Medicine Institute at the Moffitt Cancer Center, and as a Senior Member of the Moffitt Cancer Center’s Division of Population Sciences. He joined Moffitt Cancer Center in September 2013, after having served as a Founding Director of the University of North Carolina Institute for Pharmacogenomics and Individualized Therapy since 2006. Dr. McLeod also held the prestigious title of Fred Eshelman Distinguished Professor at the UNC Eshelman School of Pharmacy from 2006 to 2013. Dr. McLeod has published over 475 peer-reviewed papers on pharmacogenomics, applied therapeutics and clinical pharmacology. He had served as Chief Scientific Advisor and a member of the board of directors of Gentris Corporation before its acquisition by the Company in July 2014 and has served since July 2014 on the Company’s Scientific Advisory Board.

Mr. Harris and Dr. MacLeod will be compensated pursuant to the Company’s standard policy for non-employee directors.

Departing Directors. As of December 2, 2014, Keith L. Brownlie and Paul Rothman notified the Company of their resignations from the Board, effective December 8, 2014. Mr. Brownlie was a member of the Audit Committee of the Board and Dr. Rothman was a member of the Nominating and Governance Committee. Both Mr. Brownlie and Dr. Rothman have indicated that their decisions to resign were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibit is furnished as part of this report:

Exhibit 99.1 – Press release, dated December 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By: /s/ Edward J. Sitar
Name: Edward J. Sitar
Title: Chief Financial Officer

Date:    December 3, 2014

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated December 3, 2014.